Exhibit 99.1

News Release

Sunoco, Inc.

1818 Market Street, Suite 1500

Philadelphia, PA 19103

For further information contact:	For release: IMMEDIATELY

    Thomas Golembeski (media) 215-977-6298

    Clare McGrory (investors) 215-977-6764

No. 7-12

SUNOCO UPDATES PRELIMINARY FOURTH QUARTER 2011 RESULTS

No Change to Preliminary Pretax Results; After-Tax Amounts Provided

PHILADELPHIA, February 15, 2012 — Sunoco, Inc. (NYSE: SUN) today updated the information contained in its preliminary release on pretax earnings on February 2, 2012 to include the tax provision and after-tax results. There were no changes to the previously reported pretax amounts. Sunoco reported a net loss attributable to Sunoco shareholders of $362 million ($3.39 per share diluted) for the fourth quarter of 2011 versus net income attributable to Sunoco shareholders of $87 million ($0.72 per share diluted) for the fourth quarter of 2010. Excluding special items, Sunoco had income of $5 million ($0.05 per share diluted) for the fourth quarter of 2011 versus income of $13 million ($0.11 per share diluted) for the fourth quarter of 2010. Key fourth quarter details include:

•	Logistics and Retail contributed pretax income of $106 million

•	Refining and Supply reported a pretax loss of $117 million

•	Completed the separation of SunCoke Energy, Inc. in January 2012

•	Recognized a $630 million pretax provision ($374 million after tax) for additional asset write-downs and idling expenses at the Philadelphia and Marcus Hook refineries

The discussion of pretax business results below is unchanged from the preliminary release on February 2. The following updated information for the fourth quarter of 2011 has been provided in this release:

•	Earnings per share amounts

•	A description of the tax benefits recorded in the fourth quarter for income excluding special items

•	After-tax amounts for the special items

•	Earnings profile of Sunoco business tables to reflect the tax amounts

•	Statements of operations, balance sheets and statements of cash flows

DETAILS OF FOURTH QUARTER RESULTS

Logistics

Logistics earned $66 million pretax in the fourth quarter of 2011 versus $35 million in the fourth quarter of 2010. The increase in earnings was primarily due to higher crude oil sales volumes and margins which benefitted from market-related opportunities. Pipeline earnings benefitted from continued strong demand for crude oil in West Texas. Higher earnings attributable to recent acquisitions and organic growth projects also contributed to the improved results.

Retail Marketing

Retail Marketing earned $40 million pretax in the current quarter versus $1 million in the fourth quarter of 2010. The increase in earnings was primarily attributable to higher retail gasoline and distillate margins, partially offset by lower gasoline sales volumes.

Refining and Supply

Refining and Supply had a pretax loss of $117 million in the current quarter versus $17 million in the fourth quarter of 2010. The decrease in earnings was primarily the result of lower realized margins and production volumes. These negative factors were partially offset by lower expenses. Margins deteriorated throughout the fourth quarter during which market margins for gasoline were frequently negative. Margins were also impacted by high premiums for crude oil versus the Dated Brent crude oil benchmark. Production volumes were impacted by the idling of the Marcus Hook facility during the fourth quarter. The overall crude utilization rate was 81 percent for the quarter, down from 90 percent in the third quarter of 2011.

Coke

Coke earned $9 million pretax in the fourth quarter of 2011 versus $25 million in the fourth quarter of 2010. The decrease in earnings was largely attributable to lower coke sales revenues as a result of the Jewell contract restructuring with ArcelorMittal in January 2011, higher general and administrative costs largely associated with the relocation of SunCoke Energy’s corporate offices and additional staffing costs related to becoming a public company and Sunoco’s reduced ownership interest in SunCoke Energy.

Discontinued Chemicals Operations

Discontinued chemicals operations had pretax income of $3 million in the fourth quarter of 2011 versus $6 million in the fourth quarter of 2010.

OTHER

Corporate administrative expenses were $17 million pretax in the current quarter versus $27 million in the fourth quarter of 2010. The decrease was largely driven by lower staffing and incentive compensation costs.

Net financing expenses and other were $32 million pretax in the fourth quarter of 2011 compared to $27 million in the fourth quarter of 2010. Increased interest expense attributable to new borrowings of Sunoco Logistics Partners L.P. and SunCoke Energy, Inc. was partially offset by higher interest income.

INCOME TAXES

Excluding the impact of special items, the tax benefit on the $48 million pretax loss attributable to Sunoco, Inc. shareholders for the fourth quarter of 2011 was $53 million compared to a tax benefit of $17 million on a pretax loss of $4 million during the fourth quarter of 2010. The increase in the tax benefit was largely the result of higher tax credits in the 2011 fourth quarter under the effective tax rate method as the fourth quarter represented a higher percentage of full year results in 2011 as compared to 2010. The higher pretax loss in 2011 also resulted in a higher tax benefit. Both periods included adjustments to the respective tax benefit as a result of the reconciliation of the prior year tax provisions to the tax returns filed.

SPECIAL ITEMS

During the fourth quarter of 2011, Sunoco recorded a $387 million noncash provision ($230 million after tax) to write down assets at the Philadelphia and Marcus Hook refineries to their estimated fair values and recorded provisions for severance, contract terminations and idling expenses of $243 million ($144 million after tax); recognized a $21 million gain ($12 million after tax) largely attributable to the liquidation of a portion of the refined product LIFO inventories related to the idling of the Marcus Hook refinery; recorded a $3 million net pretax loss ($1 million after tax) primarily related to prior divestments of its Toledo refinery and discontinued chemicals operations; and recorded a $4 million tax provision adjustment related to the March 2010 sale of the polypropylene chemicals business. The total net impact of special items during the fourth quarter of 2011 was a charge of $612 million ($367 million after tax).

During the fourth quarter of 2010, Sunoco recognized a $168 million gain ($100 million after tax) from the liquidation of crude oil and refined product LIFO inventories primarily resulting from the permanent shutdown of the Eagle Point Refinery in the fourth quarter of 2009; recorded a $24 million provision ($14 million after tax) primarily for additional asset write-downs attributable to a decline in the fair market value of certain assets of the Eagle Point refinery; and recorded a $21 million provision ($12 million after tax) for pension settlement losses and accruals for employee terminations and related costs in connection with ongoing business improvement initiatives. The total net impact of special items during the fourth quarter of 2010 was income of $123 million ($74 million after tax).

Sunoco is a leading logistics and retail company. The company owns the general partner interest of Sunoco Logistics Partners L.P. (NYSE: SXL), which consists of a 2-percent ownership interest and incentive distribution rights, and owns a 32 percent interest in the Partnership’s limited partner units. Sunoco Logistics Partners L.P. is an owner and operator of complementary pipeline, terminal and crude oil acquisition and marketing assets. Sunoco also has a network of approximately 4,900 retail locations in 23 states.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

SUNOCO, INC.

2011 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL SUMMARY

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

Fourth Quarter	2011	2010
Revenues	$12,727	$9,931
Net income (loss)	$(320)	$118
Less: Net income attributable to noncontrolling interests	42	31

Net income (loss) attributable to Sunoco, Inc. shareholders	$(362)	$87

Net income (loss) attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(3.39)	$0.72
Diluted	$(3.39)*	$0.72
Weighted-average number of shares outstanding (in millions):
Basic	106.8	120.6
Diluted	106.8 *	121.0

Twelve Months
Revenues	$46,916	$36,400
Net income (loss)	$(1,509)	$428
Less: Net income attributable to noncontrolling interests	175	194

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1,684)	$234

Net income (loss) attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(14.55)	$1.95
Diluted	$(14.55)*	$1.95
Weighted-average number of shares outstanding (in millions):
Basic	115.7	120.1
Diluted	115.7 *	120.3

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Three Months Ended
	December 31,		September 30,
	2011	2010	2011
Logistics	$66	$35	$53
Retail Marketing	40	1	48
Refining and Supply	(117)	(17)	(17)
Discontinued chemicals operations	3	6	1
Coke	9	25	24
Corporate and Other:
Corporate expenses	(17)	(27)	(23)
Net financing expenses and other	(32)	(27)	(29)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(48)	(4)	57
Income tax benefit	(53)	(17)	(8)

Income attributable to Sunoco, Inc. shareholders before special items	5	13	65

Special items:
Continuing operations	(611)	123	(1,966)
Discontinued operations	(1)	—	32

Pretax income (loss) from special items	(612)	123	(1,934)
Income tax expense (benefit)	(245)	49	(773)

Income (loss) from special items	(367)	74	(1,161)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(362)	$87	$(1,096)

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$0.05	$0.11	$0.57
Income (loss) from special items	(3.44)	0.61	(10.19)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(3.39)	$0.72	$(9.62)

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Twelve Months Ended
	December 31,
	2011	2010
Logistics	$204	$132
Retail Marketing	169	176
Refining and Supply	(316)	(19)
Discontinued chemicals operations	1	56
Coke	62	176
Corporate and Other:
Corporate expenses	(80)	(108)
Net financing expenses and other	(101)	(110)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(61)	303
Income tax expense (benefit)	(58)	88

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(3)	215

Special items:
Continuing operations	(2,533)	118
Discontinued operations	(256)	(169)

Pretax loss from special items	(2,789)	(51)
Income tax benefit	(1,108)	(70)

Income (loss) from special items	(1,681)	19

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1,684)	$234

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(0.03)	$1.79
Income (loss) from special items	(14.52)	0.16

Net income (loss) attributable to Sunoco, Inc. shareholders	$(14.55)	$1.95

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
LOGISTICS
Pretax Income (Millions of Dollars)	$66	$35	$53	$204	$132
Pipeline and Terminal Throughputs* (Thousands of Barrels Daily):
Unaffiliated Customers	2,806	2,352	3,033	2,758	2,037
Affiliated Customer	1,075	1,342	1,058	1,041	1,296

	3,881	3,694	4,091	3,799	3,333

*	Excludes joint-venture operations which are not consolidated.

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
RETAIL MARKETING
Pretax Income (Millions of Dollars)	$40	$1	$48	$169	$176
Retail Margin* (Per Barrel):
Gasoline	$4.16	$2.79	$4.40	$4.19	$3.93
Middle Distillates	$3.75	$2.37	$4.04	$4.02	$3.19
Sales (Thousands of Barrels Daily):
Gasoline	292.7	302.9	309.6	298.4	293.4
Middle Distillates	29.6	28.5	30.6	28.4	28.2

	322.3	331.4	340.2	326.8	321.6

Total Retail Gasoline Outlets, End of Period	4,933	4,921	4,933	4,933	4,921
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (MGal/Site/Month)	159	161	168	160	156
Convenience Stores:
Total Stores, End of Period	630	602	608	630	602
Merchandise Sales (M$/Store/Month)	$93	$92	$105	$92	$96
Merchandise Margin (Company Operated) (% of Sales)	25%	27%	27%	26%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
REFINING AND SUPPLY
Pretax Loss (Millions of Dollars)	$(117)	$(17)	$(17)	$(316)	$(19)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$1.13	$4.77	$4.89	$3.39	$5.04
Market Benchmark** (Per Barrel)	$3.57	$5.19	$5.87	$5.18	$5.11
Crude Inputs as Percent of Crude Unit Rated Capacity***	81	85	90	82	87
Throughputs ***(Thousands of Barrels Daily):
Crude Oil	407.4	571.8	452.7	436.2	588.8
Other Feedstocks	47.8	64.5	42.5	46.9	56.4

Total Throughputs	455.2	636.3	495.2	483.1	645.2

Products Manufactured ***(Thousands of Barrels Daily):
Gasoline	234.4	339.9	249.0	245.8	337.0
Middle Distillates	163.0	225.1	181.9	173.5	230.6
Residual Fuel	33.0	28.7	32.1	30.0	34.6
Petrochemicals	12.3	23.3	14.1	14.4	23.4
Other	30.7	48.1	35.8	38.1	48.5

Total Production	473.4	665.1	512.9	501.8	674.1
Less: Production Used as Fuel in Refinery Operations	22.0	31.2	25.9	23.9	31.3

Total Production Available for Sale	451.4	633.9	487.0	477.9	642.8

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	The refinery benchmark margin represents a 6-3-2-1 Value-Added Benchmark beginning March 1, 2011 as a result of the sale of the Toledo refinery. Prior to that date, the weighted-average refinery benchmark margin was comprised of a 6-3-2-1 Value-Added benchmark related to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark related to the Toledo refinery (20% weight). Beginning with the second quarter of 2011, the 6-3-2-1 Value-Added Benchmark has been adjusted to reflect market conditions more closely associated with the Company’s Northeast refining system. The 6-3-2-1 benchmark component of prior period weighted-average benchmark margins has been restated for comparative purposes.
***	Includes 175 thousand barrels-per-day of capacity at the Marcus Hook refinery which has been indefinitely idled and reflects a 170 thousand barrels-per-day reduction attributable to the sale of the Toledo refinery in March 2011.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
COKE
Pretax Income (Millions of Dollars)	$9	$25	$24	$62	$176
Coke Production (Thousands of Tons):
United States	1,014	915	964	3,761	3,593
Brazil	293	370	373	1,442	1,636

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
CAPITAL PROGRAM (Millions of Dollars)
Logistics*	$89	$69	$348	$592	$426
Retail Marketing**	35	68	47	129	124
Refining and Supply	36	52	20	120	247
Discontinued chemicals operations	1	5	4	17	20
Coke***	53	83	57	284	223

	$214	$277	$476	$1,142	$1,040

*	Includes acquisitions totaling $381 and $243 million, respectively, for the twelve months ended December 31, 2011 and 2010.
**	Includes acquisition of retail sites in the fourth quarter of 2010 totaling $25 million.
***	Includes acquisition of a coal business in the first quarter of 2011 totaling $38 million.

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)*
Logistics	$25	$20	$24	$86	$62
Retail Marketing	25	28	23	92	93
Refining and Supply	5	64	50	157	263
Coke	16	12	15	59	49

	$71	$124	$112	$394	$467

*	Excludes amounts attributable to discontinued chemicals operations.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Logistics	$27	$30	$40	$35	$132
Retail Marketing	34	73	68	1	176
Refining and Supply	(70)	138	(70)	(17)	(19)
Discontinued chemicals operations	38	7	5	6	56
Coke	51	56	44	25	176
Corporate and Other:
Corporate expenses	(23)	(30)	(28)	(27)	(108)
Net financing expenses and other	(28)	(27)	(28)	(27)	(110)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	29	247	31	(4)	303
Income tax expense (benefit)	12	89	4	(17)	88

Income attributable to Sunoco, Inc. shareholders before special items	17	158	27	13	215

Special items:
Continuing operations	(45)	(22)	62	123	118
Discontinued operations	(169)	—	—	—	(169)

Pretax income (loss) from special items	(214)	(22)	62	123	(51)
Income tax expense (benefit)	(134)	(9)	24	49	(70)

Income (loss) from special items	(80)	(13)	38	74	19

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$0.14	$1.31	$0.22	$0.11	$1.79
Income (loss) from special items	(0.67)	(0.11)	0.32	0.61	0.16

Net income (loss) attributable to Sunoco, Inc. shareholders	$(0.53)	$1.20	$0.54	$0.72	$1.95

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2011
	1st	2nd	3rd	4th	Total
Logistics	$31	$54	$53	$66	$204
Retail Marketing	12	69	48	40	169
Refining and Supply	(138)	(44)	(17)	(117)	(316)
Discontinued chemicals operations	(9)	6	1	3	1
Coke	9	20	24	9	62
Corporate and Other:
Corporate expenses	(22)	(18)	(23)	(17)	(80)
Net financing expenses and other	(24)	(16)	(29)	(32)	(101)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(141)	71	57	(48)	(61)
Income tax expense (benefit)	(19)	22	(8)	(53)	(58)

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(122)	49	65	5	(3)

Special items:
Continuing operations	51	(7)	(1,966)	(611)	(2,533)
Discontinued operations	—	(287)	32	(1)	(256)

Pretax income (loss) from special items	51	(294)	(1,934)	(612)	(2,789)
Income tax expense (benefit)	30	(120)	(773)	(245)	(1,108)

Income (loss) from special items	21	(174)	(1,161)	(367)	(1,681)

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(125)	$(1,096)	$(362)	$(1,684)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(1.01)	$0.40	$0.57	$0.05	$(0.03)
Income (loss) from special items	0.17	(1.43)	(10.19)	(3.44)	(14.52)

Net loss attributable to Sunoco, Inc. shareholders	$(0.84)	$(1.03)	$(9.62)	$(3.39)	$(14.55)

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Revenues
Sales and other operating revenue (including consumer excise taxes)	$7,917	$9,294	$9,058	$9,906	$36,175
Interest income	—	1	3	1	5
Gain on remeasurement of pipeline equity interests	—	—	128	—	128
Other income, net	26	13	29	24	92

	7,943	9,308	9,218	9,931	36,400

Costs and Expenses
Cost of products sold and operating expenses	7,079	8,090	8,055	8,787	32,011
Consumer excise taxes	530	608	616	594	2,348
Selling, general and administrative expenses	142	163	157	178	640
Depreciation, depletion and amortization	107	115	121	124	467
Payroll, property and other taxes	33	24	36	20	113
Provision for asset write-downs and other matters	45	22	(3)	45	109
Interest cost and debt expense	39	40	43	42	164
Interest capitalized	(3)	(3)	(4)	(5)	(15)

	7,972	9,059	9,021	9,785	35,837

Income (loss) from continuing operations before income tax expense (benefit)	(29)	249	197	146	563
Income tax expense (benefit)	(20)	78	28	32	118

Income (loss) from continuing operations	(9)	171	169	114	445
Income (loss) from discontinued operations, net of income taxes	(29)	5	3	4	(17)

Net income (loss)	(38)	176	172	118	428
Less: Net income attributable to noncontrolling interests	25	31	107	31	194

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2011
	1st	2nd	3rd	4th	Total
Revenues
Sales and other operating revenue (including consumer excise taxes)	$10,308	$11,670	$12,145	$12,701	$46,824
Interest income	4	8	5	6	23
Gain on remeasurement of pipeline equity interests	—	9	—	—	9
Other income, net	24	8	8	20	60

	10,336	11,695	12,158	12,727	46,916

Costs and Expenses
Cost of products sold and operating expenses	9,522	10,693	11,098	11,817	43,130
Consumer excise taxes	547	553	583	563	2,246
Selling, general and administrative expenses	140	166	173	166	645
Depreciation, depletion and amortization	105	106	112	71	394
Payroll, property and other taxes	36	23	25	20	104
Provision for asset write-downs and other matters	6	7	1,964	652	2,629
Interest cost and debt expense	43	39	56	60	198
Interest capitalized	(6)	(6)	(8)	(6)	(26)

	10,393	11,581	14,003	13,343	49,320

Income (loss) from continuing operations before income tax expense (benefit)	(57)	114	(1,845)	(616)	(2,404)
Income tax expense (benefit)	18	17	(787)	(299)	(1,051)

Income (loss) from continuing operations	(75)	97	(1,058)	(317)	(1,353)
Income (loss) from discontinued operations, net of income taxes	(5)	(168)	20	(3)	(156)

Net loss	(80)	(71)	(1,038)	(320)	(1,509)
Less: Net income attributable to noncontrolling interests	21	54	58	42	175

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(125)	$(1,096)	$(362)	$(1,684)

SUNOCO, INC.

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	At December 31,
	2011	2010
Assets
Cash and cash equivalents	$2,064	$1,485
Accounts and notes receivable, net	3,071	2,679
Inventories	587	404
Deferred income taxes	286	129
Assets held for sale	—	1,029

Total current assets	6,008	5,726

Investments and long-term receivables	158	160
Note receivable from sale of Toledo refinery	182	—
Properties, plants and equipment, net	4,965	7,055
Deferred income taxes	68	—
Deferred charges and other assets	601	356

Total assets	$11,982	$13,297

Liabilities and Equity
Accounts payable	$4,098	$3,912
Accrued liabilities	741	554
Short-term borrowings	103	115
Current portion of long-term debt	282	178
Taxes payable	146	170

Total current liabilities	5,370	4,929

Long-term debt	3,159	2,136
Retirement benefit liabilities	542	481
Deferred income taxes	544	1,390
Other deferred credits and liabilities	567	562

Total liabilities	10,182	9,498

Equity
Sunoco, Inc. shareholders’ equity	893	3,046
Noncontrolling interests	907	753

Total equity	1,800	3,799

Total liabilities and equity	$11,982	$13,297

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	For the Twelve Months Ended December 31,
	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$(1,509)	$428
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on divestment of discontinued chemicals operations	(13)	169
Gain on remeasurement of pipeline equity interests	(9)	(128)
Provision for asset write-downs and other matters	2,898	109
Depreciation, depletion and amortization	410	497
Deferred income tax expense (benefit)	(1,165)	110
Payments in excess of expense for retirement plans*	(8)	(130)
Changes in working capital pertaining to operating activities:
Accounts and notes receivable	(392)	(390)
Inventories	(212)	82
Accounts payable and accrued liabilities	178	641
Income tax refund receivable and taxes payable	(35)	294
Other	(6)	12

Net cash provided by operating activities	137	1,694

Cash Flows from Investing Activities:
Capital expenditures	(723)	(772)
Acquisitions	(419)	(268)
Proceeds from divestments:
Discontinued chemicals operations	181	348
Toledo refinery and related inventory	855	—
Other divestments	21	50
Other	(13)	(5)

Net cash used in investing activities	(98)	(647)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings	(12)	(282)
Net borrowings from money market notes	213	—
Expenses related to SunCoke Energy, Inc. initial public offering	(21)	—
Net proceeds from issuance of long-term debt	1,834	1,144
Repayments of long-term debt	(741)	(894)
Net proceeds from sale/issuance of Sunoco Logistics Partners L.P. limited partnership units	—	289
Purchase of noncontrolling interest in Indiana Harbor cokemaking operations	(34)	—
Cash distributions to noncontrolling interests	(122)	(123)
Cash dividend payments	(71)	(73)
Purchase of common stock for treasury	(500)	—
Other	(6)	—

Net cash provided by financing activities	540	61

Net increase in cash and cash equivalents	579	1,108
Cash and cash equivalents at beginning of period	1,485	377

Cash and cash equivalents at end of period	$2,064	$1,485

*	Payments for the year ended December 31, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.